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                        [WEINBERG & COMPANY LETTERHEAD]


                                                         October 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              RE: PRINT DATA CORP.
                                  FILE REF. NO. 0-50140
                                  ---------------------

We have read the statements that we understand Print Data Corp. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                       Very truly yours,


                                       /s/ Weinberg & Company, P.A.

                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants